UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):   August 2, 2005

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114

(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

        Build-A-Bear Workshop, Inc. (the “Company”) has been advised that (1) Maxine Clark, Chairman, Board of Directors and Chief Executive Bear, (2) Barry Erdos, Director, President and Chief Operating Officer Bear, (3) James Gould, Director, (4) Tina Klocke, Chief Financial Bear, Treasurer and Secretary, (5) Teresa Kroll, Chief Marketing Bear, and (6) Scott Seay, Chief Workshop Bear, have entered into Rule 10b5-1 trading plans (each, a “Plan” and collectively, the “Plans”) to sell shares of the Company’s common stock, including upon the exercise of certain options.

        Shares may be sold under the Plans at any time that the Company’s stock attains certain pre-arranged minimum prices (as set forth in the Plans). Such sales may take place beginning as early as September 1, 2005, and ending with the termination dates of the respective Plans as follows: Ms. Kroll’s Plan terminates on June 30, 2006, unless earlier terminated in accordance with the terms of her Plan. Mr. Gould’s Plan terminates on February 1, 2006, unless earlier terminated in accordance with the terms of his Plan. Ms. Klocke’s Plan terminates on December 29, 2006, unless earlier terminated in accordance with the terms of her Plan. The Plans of Mr. Erdos and Mr. Seay terminate on December 31, 2006, unless earlier terminated in accordance with the terms of their respective Plans. Ms. Clark's Plan terminates on December 31, 2007, unless earlier terminated in accordance with the terms of her Plan.

        The participants in the Plans will have no control over the timing of any sales under their respective Plans and there can be no assurance that the shares covered by the Plans actually will be sold. The participants entered into the Plans in order to diversify their respective financial holdings.

        The total number of shares and/or options potentially available for sale under all Plans other than that of Ms. Clark is less than 300,000.

        Ms. Clark currently owns 3,657,744 shares (including vested options). Ms. Clark’s Plan permits no more than a maximum of 7% of her current share holdings (including vested options) to be sold per year (in each of 2005, 2006, and 2007). Accordingly, Ms. Clark will continue to have a significant ownership interest in the Company.

        The Plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information. Among other things, the Company’s insider trading policy allows insiders to implement a written trading plan provided such person is not in possession of material non-public information about the Company at the time the plan is entered into, consistent with Rule 10b5-1. The Plans were established during an “open window” under the Company’s insider trading policy.

        Except as may be required by law, the Company does not undertake to report written trading plans established by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under the Plans or the plan of any other officer or director.

        Actual sales made pursuant to the Plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 3, 2005	By:	/s/ Tina Klocke
Name:	Tina Klocke
Title:	Chief Financial Bear, Secretary and Treasurer

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